Exhibit 15

December 15, 2011

To the Former Shareholders of Telvent GIT, S.A.:

We are pleased to inform you that on December 15, 2011 (the “Effective Date”) each of the 437,013 ordinary shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. (each a “Redeemed Share”) owned by a shareholder other than Schneider Electric España, S.A.U. (“SE España”) was redeemed in accordance with the resolution (the “Redemption Resolution”) adopted and approved by the shareholders of Telvent GIT, S.A. (the “Company”) at the extraordinary meeting of shareholders of the Company held on December 5, 2011 (such redemption, the “Minority Shareholder Share Redemption”). As a result of the Minority Shareholder Share Redemption, the Company is now a wholly-owned subsidiary of SE España.

In accordance with the Redemption Resolution, on the Effective Date, BNY Mellon, the Company’s paying agent in connection with the Minority Shareholder Share Redemption (the “Paying Agent”), paid to each shareholder of record of Redeemed Shares (other than the Company) an amount equal to USD 40.00 per Redeemed Share in cash (the “Redemption Price”), less applicable taxes and withholdings, for each Redeemed Share owned of record by such shareholder as of immediately prior to the time of such payment (the “Effective Time”).

The Redemption Price for each Redeemed Share is composed of:

•	The nominal amount of each Redeemed Share (USD 4.04);

•

The portion of the share premium reserve corresponding to each Redeemed Share, in proportion to the stake represented by each Redeemed Share compared to the total issued ordinary shares of the Company (USD 4.06); and

•	Other distributable reserves for the remaining balance of the Redemption Price (USD 31.90) (“Other Distributable Reserves”).

The following amounts were deducted and withheld by the Company from the Redemption Price paid on account of taxes established by Spanish domestic law:

•	on account of Spanish Non-Resident Income Tax (the “Spanish NRIT”), an amount equal to 19% of the Other Distributable Reserves (USD 6.06); and

•

on account of Spanish Capital Duty (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, modalidad Operaciones Societarias), an amount equal to 1% of the Redemption Price (USD 0.40).

The Company is providing this announcement to describe the tax relief services that are available to certain shareholders that beneficially owned redeemed shares on the date immediately preceding the Effective Date with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption.

A. Spanish NRIT Tax Relief.

Non-Spanish tax residents that beneficially owned Redeemed Shares and did not hold their Redeemed Shares through a permanent establishment or a fixed base in Spain may be eligible for a withholding tax rate lower than the general 19% withholding tax rate (the “19% Spanish NRIT Withholding Tax Rate”) established by Spanish domestic law based on a convention for the avoidance of double taxation in force between their respective country of tax residency and Spain (each, a “Tax Treaty”). Exhibit I attached hereto contains a list of the countries that are currently parties to Tax Treaties with Spain and the reduced withholding tax rate thereunder.

Any information contained herein (including Exhibit I attached hereto) with respect to a former beneficial owner’s eligibility for a reduced withholding tax rate and the amount of the reduction for which such former beneficial owner is eligible is intended as a summary only and therefore may be incomplete. The information and data in this letter regarding such eligibility is based on information obtained from multiple sources believed to be reliable. However, none of the Company, its agents or its representatives, including the Paying Agent, warrant or guarantee the accuracy or completeness of, or undertake to update or amend, this information. The Company and its agents and representatives expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon any of this information of data. Such information is subject to change, including in the and subject to the discretion of third parties, and/or preemption or being superseded by local market rules, and practices or actions taken by non-U.S. agents or tax authorities.

You are urged to consult your own tax advisor to determine your country of tax residency and your eligibility for a reduced withholding tax rate.

1. The Quick Refund Procedure.

Pursuant to the Redemption Resolution, the Company has established a procedure (the “Quick Refund Procedure”), whereby former beneficial owners of Redeemed Shares shall have the opportunity for a limited time to reclaim from the Company, through the Paying Agent, the tax relief for which such former beneficial owner is eligible with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption. Specifically, a former beneficial owner of Redeemed Shares as of immediately prior to the Effective Time that has duly and timely satisfied the conditions set forth in the Quick Refund Procedure can reclaim from the Company, with respect to each Redeemed Share beneficially owned by such former beneficial owner as of immediately prior to the Effective Time, an amount (a “Reclaimable Amount”) consisting of the excess of:

•	The product of (i) 19% Spanish NRIT Withholding Tax Rate and (ii) the Other Distributable Reserves; over

•

The product of (i) the reduced withholding tax rate to which such former beneficial owner of Redeemed Shares is entitled according to the Tax Treaty in force between such former beneficial owner’s country of tax residency and Spain (e.g., the 15% rate under the Tax Treaty in force between the United States and Spain) and (ii) the Other Distributable Reserves.

For example, a former beneficial owner of Redeemed Shares that is tax resident in the United States is eligible, pursuant to and in accordance with the Quick Refund Procedure, to reclaim from the Company a Reclaimable Amount equal to 4% of the Other Distributable Reserves for each Redeemed Share beneficially owned by such former beneficial owner of Redeemed Shares as of immediately prior to the Effective Time.

The application deadline for the Quick Refund Procedure is January 10, 2012.

Exhibit II attached hereto sets forth the terms and provisions of the Quick Refund Procedure for former beneficial owners that owned Redeemed Shares held for their account through a broker, dealer, commercial bank, trust company or other intermediary (each, an “Indirect Beneficial Owner”). As set forth in Exhibit II attached hereto, an Indirect Beneficial Owner seeking a Reclaimable Amount from the Company pursuant to the Quick Refund Procedure must provide all documentation and information required thereby through the broker, dealer, commercial bank, trust company or other intermediary that is a direct participant of the Depository Trust Company (a “DTC Participant”) that held such Redeemed Shares. If you held Redeemed Shares through a broker, dealer, commercial bank, trust company or other intermediary and wish to seek a Reclaimable Amount with respect to such Redeemed Shares through the Quick Refund Procedure, you are urged to contact your broker, dealer, commercial bank, trust company or other intermediary.

Exhibit III attached hereto sets forth the terms and provisions of the Quick Refund Procedure for former beneficial owners that held Redeemed Shares registered in its name as a shareholder of record (each, a “Direct Beneficial Owner”).

Former beneficial owners that opt to seek tax relief from the Company should read the terms and provisions of the applicable Quick Refund Procedure carefully and in their entirety.

In no event may any former beneficial owners of Redeemed Shares reclaim from the Company any part of the 1% Capital Duty deducted from the Redemption Price on the Effective Date or, other than tax relief with respect to the Spanish NRIT via the Quick Refund Procedure, any other taxes or withholdings deducted from the Redemption Price. Spanish tax residents that beneficially owned Redeemed Shares or non-Spanish tax residents that beneficially owned Redeemed Shares through a permanent establishment or a fixed base in Spain, are not eligible to reclaim from the Company any portion of the amounts deducted and withheld from the Redemption Price, whether on account of Spanish taxes or otherwise.

2. The Standard Refund Procedure.

If (a) the Quick Refund Procedure proves ineffective, (b) the conditions for obtaining a Reclaimable Amount set forth in the Quick Refund Procedure are not satisfied with respect to a former beneficial owner or (c) the Company determines that a former beneficial owner of Redeemed Shares is not eligible to benefit from a reduced withholding tax rate based upon the information provided pursuant to the Quick Refund Procedure, then the sole recourse of the affected former beneficial owners of Redeemed Shares for the refund of any amounts withheld from the Redemption Price on account of the Spanish NRIT on the distribution of the Other Distributable Reserves to which they may be entitled shall be by application of refund requests directly to the competent Spanish tax authorities through the standard refund procedures contemplated by Spanish law, regulations and applicable Tax Treaties (including the orders developing such Tax Treaties) (the “Standard Refund Procedure”).

In general, the affected former beneficial owners of Redeemed Shares will have available a period of four (4) years to be computed since January 20, 2012 (i.e. up to January 20, 2016) in order to comply with the Standard Refund Procedure. However, the affected former beneficial owners that are tax residents of Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom may have a shorter period available to comply with the Standard Refund Procedure according to the applicable Tax Treaties in force between each of these countries and Spain (including the orders developing such Tax Treaties).

Former beneficial owners of Redeemed Shares should consult their own tax advisors to ensure that they comply with the Standard Refund Procedure.

B. Requests for Assistance.

Questions and requests for assistance in connection with the Quick Refund Procedure may be directed to the Paying Agent as follows:

By email: telvent@globetax.com

By telephone: 1-800-915-3536 or 1-212-747-9100

By fax: 1-800-985-3536 or 1-212-747-0029

In addition, as described above, former beneficial owners that owned Redeemed Shares held for their account through a broker, dealer, commercial bank, trust company or other intermediary and wish to seek a Reclaimable Amount with respect to such Redeemed Shares through the Quick Refund Procedure, are urged to contact their broker, dealer, commercial bank, trust company or other intermediary.

C. Disclaimer.

The Company is not required by Spanish law or otherwise to provide its shareholders any tax relief services with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption. Through the Quick Refund Procedure, the Company’s sole intention is to provide former beneficial owners that can substantiate to the satisfaction of the Company, by duly and timely complying with the conditions set forth in the Quick Refund Procedure, that they qualify under a Tax Treaty to benefit from a reduced withholding tax rate an opportunity to receive from the Company the tax relief for which they so qualify with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption. The Quick Refund Procedure is being provided by the Company as a courtesy to former beneficial owners of Redeemed Shares and not as a guarantee that, pursuant thereto, former beneficial owners of Redeemed Shares will receive the tax relief for which they qualify. It is up to each former beneficial owner of Redeemed Shares to determine whether seeking a Reclaimable Amount from the Company via the Quick Refund Procedure is beneficial to it (based, amongst other things, on the costs to such former beneficial owner of complying with the Quick Refund Procedure and the size of the Reclaimable Amount that such beneficial owner expects to obtain).

Neither the Company, nor any of its affiliates or representatives, including the Paying Agent, guarantees that former beneficial owners of Redeemed Shares shall receive the tax relief to which they are eligible, whether through the Quick Refund Procedure, the Standard Refund Procedure or otherwise. The Company, its affiliates and its representatives, including the Paying Agent, expressly disclaim any damage, loss or liability incurred by a former beneficial owner of Redeemed Shares arising from or related to such former beneficial owner’s failure to obtain the tax relief to which such former beneficial owner is eligible, whether through the Quick Refund Procedure, the Standard Refund Procedure or otherwise.

Very truly yours,

TELVENT GIT, S.A.

Exhibit I1

Tax Treaty countries and Tax Treaty Rates

Albania	10%	France †	15%	Norway	15%

Algeria	15%	Georgia *	10%	Pakistan	10%

Argentina	15%	Germany †	15%	Panama	10%

Armenia *	n/a	Greece †	10%	Philippines	15%

Australia	15%	Hungary †	15%	Poland †	15%

Austria †	15%	Iceland	15%	Portugal †	15%

Azerbaijan *	n/a	India	15%	Romania †	15%

Barbados	5%	Indonesia	15%	Russia	15%

Belarus *	18%	Iran	10%	Saudi Arabia	5%

Bosnia and Herzegovina	10%	Ireland †	15%	Serbia	10%

Belgium †	15%	Israel	10%	Slovakia †	15%

Bolivia	15%	Italy †	15%	Slovenia †	15%

Brazil	15%	Jamaica	10%	South Africa	15%

Bulgaria †	15%	Japan	15%	Sweden †	15%

Canada	15%	Kazakhstan *	15%	Switzerland	15%

Chile	10%	Korea	15%	Tajikistan *	18%

[1]	Please note that the above information is intended as a summary only and therefore may be incomplete.
†	European Union member states.
*

Some countries of the former USSR do not have separate Tax Treaties with Spain but are covered together under the Tax Treaty between Spain and the USSR (this does not include Armenia, Azerbaijan or Uzbekistan). Russia, Estonia, Lithuania, Moldova, Latvia Georgia and Kazakhstan are covered under separate Tax Treaties.

Exhibit I-1

China	10%	Kyrgyzstan *	18%	Thailand	10%

Colombia	5%	Latvia †	10%	Trinidad & Tobago	10%

Costa Rica	12%	Lithuania †	15%	Tunisia	15%

Croatia	15%	Luxembourg †	15%	Turkey	15%

Cuba	15%	Macedonia	15%	Turkmenistan *	18%

Cyprus †	n/a	Malaysia	5%	Ukraine *	18%

Czech Republic †	15%	Malta †	5%	United Arab Emirates	15%

Denmark †	n/a	Mexico	15%	United Kingdom †	15%

Ecuador	15%	Moldova	10%	United States	15%

Egypt	12%	Montenegro	n/a	Uruguay	5%

El Salvador	12%	Morocco	15%	Uzbekistan *	n/a

Estonia †	15%	Netherlands †	15%	Venezuela	10%

Finland †	15%	New Zealand	15%	Vietnam	15%

Exhibit I-2

Exhibit II

Quick Refund Procedure for Indirect Beneficial Owners

A. Conditions for Eligibility for Spanish NRIT Tax Relief Via The Quick Refund Procedure.

To be eligible to reclaim from the Company tax relief via the Quick Refund Procedure with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption:

•

An Indirect Beneficial Owner must (i) have beneficially owned Redeemed Shares as of immediately prior to the Effective Time, (ii) not have held such Redeemed Shares through a permanent establishment or a fixed base in Spain and (iii) be eligible for a withholding tax rate lower than 19% Spanish NRIT Withholding Tax Rate based on a Tax Treaty in force between its respective country of tax residency and Spain;

•

The DTC Participant through which such Indirect Beneficial Owner’s Redeemed Shares were held must submit, in the form and manner, and meeting the requirements, set forth below, an EDS Election (as defined below) with respect to the Redeemed Shares beneficially owned by such Indirect Beneficial Owner no later than the end of January 10, 2012.

•

The Paying Agent must receive, in the form and manner, and meeting the requirements, set forth below, no later than the end of January 10, 2012, a DTC Participant Cover Letter (as defined below) with respect to the Redeemed Shares beneficially owned by such Indirect Beneficial Owner which includes the following attachments (i) either a Certificate of Tax Residency (as defined below) or the Peticiones de Reducción (as defined below), as applicable, with respect to such Indirect Beneficial Owner and (ii) a Beneficial Owner Certification Letter (as defined below) with respect to such Indirect Beneficial Owner.

B. EDS Election.

On or prior to January 10, 2012, the DTC Participant through which an Indirect Beneficial Owner seeking tax relief via the Quick Refund Procedure held its Redeemed Shares must use the Depository Trust Company’s Elective Dividend System through the Participant Terminal System (PTS) or TaxRelief option on the Participant Browser System (PBS) web site to certify the application of the withholding tax rate under the Tax Treaty in force between such Indirect Beneficial Owner’s country of tax residency and Spain to the Redeemed Shares beneficially owned by such Indirect Beneficial Owner as of immediately prior to the Effective Time (an “EDS Election”). The EDS Election with

Exhibit II-1

respect to the Redeemed Shares beneficially owned by such Indirect Beneficial Owner must be consistent with the information set forth in the DTC Participant Cover Letter with respect to the country of tax residency of such Indirect Beneficial Owner.

C. Required Documentation.

On or prior to January 10, 2012, the DTC Participant through which an Indirect Beneficial Owner seeking tax relief via the Quick Refund Procedure held Redeemed Shares must deliver to the Paying Agent the following documentation:

1. DTC Participant Cover Letter.

An original letter in the form attached to this Exhibit II as Annex II-A (a “DTC Participant Cover Letter”) duly executed by an authorized representative of such DTC Participant and printed on the letterhead of such DTC Participant, which amongst other things:

•

lists the name, country of residence for tax purposes, address and taxpayer I.D. of such Indirect Beneficial Owner and the number of Redeemed Shares that were beneficially owned by such Indirect Beneficial Owner;

•

encloses both (x) a Beneficial Owner Certification Letter with respect to such Indirect Beneficial Owner and (y) either a Certificate of Tax Residency or the Peticiones de Reducción, as applicable, with respect to such Indirect Beneficial Owner meeting the requirements set forth below.

2. Certificate of Tax Residency.

For an Indirect Beneficial Owner that is a tax resident of a country with a Tax Treaty in force with Spain other than Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom, an original certificate of tax residency of such Indirect Beneficial Owner duly issued by the competent tax authorities (e.g., for a tax resident of the United States, a Form 6166 issued by the Internal Revenue Service) of the country of tax residency of such Indirect Beneficial Owner (a “Certificate of Tax Residency”). The Certificate of Tax Residency must be valid as of the Effective Date and must expressly mention the applicable Tax Treaty in force with Spain (e.g., the “United States—Spain Income Tax Convention”). The Certificate of Tax Residency must be dated no earlier than one calendar year before the Effective Date and no later than the Effective Date. The Certificate of Tax Residency must be written in either English or Spanish.

Indirect Beneficial Owners that are not yet in possession of a Certificate of Tax Residency issued by their country of tax residency meeting the specifications set forth above are advised to contact their own tax advisors to determine how to apply and obtain a Certificate of Tax Residency meeting the specifications set forth herein. There is no guarantee that an Indirect Beneficial Owner that is not yet in possession of a Certificate

Exhibit II-2

of Tax Residency meeting the specifications set forth above can obtain such a Certificate of Tax Residency or that the applicable competent tax authority will issue such a Certificate of Tax Residency with sufficient time to allow such Indirect Beneficial Owner to meet the January 10, 2012 deadline for the Quick Refund Procedure. It is up to each former beneficial owner of Redeemed Shares to determine if obtaining such documentation to pursue a Reclaimable Amount from the Company is beneficial based, amongst other things, on the costs to obtain such documentation and the size of the Reclaimable Amount that such beneficial owner expects to obtain. As set forth above, the applicable Certificate of Tax Residency for an Indirect Beneficial Owner that is a resident of the United States for tax purposes is a Form 6166. In order to obtain a Form 6166, such beneficial owner must file a Form 8802 with the IRS along with a user fee of USD 35.00 for up to 20 original Forms 6166.

3. Peticiones de Reducción.

For an Indirect Beneficial Owner that is a tax resident of Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom, two (2) original “Claim for Relief” forms (each a “Petición de Reducción”) as approved by the Tax Treaty in force between the country of tax residency of such Indirect Beneficial Owner and Spain, duly filed in and certified by the competent tax authority of the country of tax residency of such Indirect Beneficial Owner. Each Petición de Reducción must expressly mention the applicable Tax Treaty in force with Spain. Each Petición de Reducción must be dated no earlier than one calendar year before the Effective Date and no later than the Effective Date. Each Petición de Reducción must be in its Spanish version.

Indirect Beneficial Owners that are not yet in possession of Peticiones de Reducción issued by their country of tax residency meeting the specifications set forth herein are advised to contact their own tax advisors to determine how to apply and obtain Peticiones de Reducción meeting the specifications set forth herein. There is no guarantee that an Indirect Beneficial Owner that is not yet in possession of Peticiones de Reducción meeting the specifications set forth above can obtain such Peticiones de Reducción or that the applicable competent tax authority will file and certify such Peticiones de Reducción in sufficient time to allow such Indirect Beneficial Owner to meet the January 10, 2012 deadline for the Quick Refund Procedure. It is up to each former beneficial owner of Redeemed Shares to determine if obtaining such documentation to pursue a Reclaimable Amount from the Company is beneficial based, amongst other things, on the costs to obtain such documentation and the size of the Reclaimable Amount that such beneficial owner expects to obtain.

4. Beneficial Owner Certification Letter.

An original letter (i) in the form attached to this Exhibit II as Annex II-B(i) for individuals or (ii) in the form attached to this Exhibit II as Annex II-B(ii) for entities (a “Beneficial Owner Certification Letter”) duly executed by such Indirect Beneficial Owner certifying, amongst other things, that the Redeemed Shares that were beneficially owned by such Indirect Beneficial Owner as of immediately prior to the Effective Time were not held through a permanent establishment or a fixed base in Spain.

Exhibit II-3

D. Deadline and Delivery of Required Documentation.

The deadline for the Quick Refund Procedure is January 10, 2012.

For a Indirect Beneficial Owner to be eligible for tax relief via the Quick Refund Procedure the Paying Agent must receive on or prior to January 10, 2012 both:

•

by fax or email, a copy or scan of a DTC Participant Cover Letter with respect to the Redeemed Shares beneficially owned by such Indirect Beneficial Owner and (i) either a Certificate of Tax Residency or the Peticiones de Reducción, as applicable, with respect to such Indirect Beneficial Owner and (ii) a Beneficial Owner Certification Letter with respect to such Indirect Beneficial Owner, in each case, in the form and meeting the requirements set forth above; and

•	by mail, hand delivery or courier, the requisite number of originals of all of such documentation and information.

Delivery of such documentation will be deemed to be made only when actually received by the Paying Agent. None of the Company, its affiliates and its representatives, including the Paying Agent, shall bear any liability with respect to the method of delivery of the originals of the documentation required in connection with the Quick Refund Procedure. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The originals of the documentation required by the Quick Refund Procedure should be delivered by mail, hand delivery or courier to:

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Copies of the documentation required by the Quick Refund Procedure should be transmitted by fax or email to:

By Facsimile Transmission:	By Email Transmission:

Fax: 1-800-985-3536 Attn: Telvent Confirm by Phone: 1-800-915-3536 (Toll-Free) or 1-212-747-9100	Email telvent@globetax.com Subject Telvent Confirm by Phone: 1-800-915-3536 (Toll-Free) or 1-212-747-9100

Exhibit II-4

E. Determination of Eligibility for Spanish NRIT Tax Relief Via The Quick Refund Procedure and the Applicable Reclaimable Amount

The Paying Agent and the Company shall review the documentation delivered to the Paying Agent on or prior to January 10, 2012 in accordance with the Quick Refund Procedure (and the corresponding EDS Elections submitted through the Depository Trust Company’s Elective Dividend System on or prior to January 10, 2012) to determine (i) which Indirect Beneficial Owners are eligible for tax relief from the Company via the Quick Refund Procedure with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption and (ii) the applicable Reclaimable Amount for which each such Indirect Beneficial Owner so qualifies.

All questions as to the form and validity of the documentation and information provided to the Paying Agent pursuant to the Quick Refund Procedure, the eligibility of an Indirect Beneficial Owner to reclaim tax relief from the Company via the Quick Refund Procedure (including as to the satisfaction with respect to such Indirect Beneficial Owner of the conditions for eligibility, e.g., the time of receipt of the required documentation) and the Reclaimable Amount for which an Indirect Beneficial Owner qualifies via the Quick Refund Procedure shall be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Quick Refund Procedure shall not be deemed properly complied with until all defects and irregularities in the documentation and information provided pursuant to the Quick Refund Procedure have been cured or waived. Unless waived, any defects or irregularities in the documentation and information provided pursuant to the Quick Refund Procedure must be cured within such time as the Company shall determine. None of the Company, its affiliates or representatives, including the Paying Agent, or any other person or entity is or will be obligated to give notice of any defects or irregularities in the documentation and information provided pursuant to the Quick Refund Procedure.

F. Payment of Reclaimable Amount.

As soon as practicable following January 10, 2012 but no earlier than January 19, 2012, the Company shall cause the Paying Agent to pay to each shareholder of record of Redeemed Shares the aggregate Reclaimable Amount with respect to the Redeemed Shares held of record through such shareholder that were beneficially owned by Indirect Beneficial Owners determined by the Company to qualify for tax relief via the Quick Refund Procedure.

Payment of the applicable Reclaimable Amount to each Indirect Beneficial Owner determined by the Company to qualify for tax relief via the Quick Refund Procedure will be distributed through the Depository Trust Company and each broker, dealer, commercial bank trust company or other intermediary that held the Redeemed Shares beneficially owned by such Indirect Beneficial Owner as of immediately prior to the Effective Time.

Exhibit II-5

Each Indirect Beneficial Owner that seeks tax relief via the Quick Refund Procedure is advised to contact its broker, dealer, commercial bank trust company or other intermediary regarding the Company’s determination as to its qualification for such tax relief via the Quick Refund Procedure and the timing of its receipt of payment of the applicable Reclaimable Amount for which such Indirect Beneficial Owner so qualified.

Exhibit II-6

Annex II-A

Form of DTC Participant Cover Letter1

[INSERT DATE]

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Telvent GIT, S.A.

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Ladies and Gentlemen:

Reference is made to the important notice, dated as of December 15, 2011 (the “Important Notice”), issued by BNY Mellon, as paying agent for Telvent GIT, S.A. (“Telvent”) with respect to the tax relief procedure being provided by Telvent in connection with the redemption (the “Minority Shareholder Share Redemption”) of all of the ordinary shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. (the “Shares”), CUSIP: E90215109, owned by shareholders other than Schneider Electric España, S.A.U., on December 15, 2011. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Important Notice.

Enclosed please find the documentation which [INSERT NAME OF DTC PARTICIPANT] is submitting on behalf of the former beneficial owners that held Redeemed Shares, directly or indirectly, through [INSERT NAME OF DTC PARTICIPANT] that wish to seek tax relief from Telvent via the Quick Refund Procedure (the “Applicable Beneficial Owners”). [INSERT NAME OF DTC PARTICIPANT], also identified as DTC participant number [INSERT NUMBER OF DTC PARTICIPANT] (the “DTC Participant”), hereby states that each Applicable Beneficial Owner cited below held the respective number of Shares as of the end of December 14, 2011.

Below is a list of the Applicable Beneficial Owners and their holdings in the Shares. The information is as follows:

[1]	Must be printed on the letterhead of the DTC Participant.

Annex II-A-1

	Name	Tax ID or Passport Number[2]	# of Shares	Country of Tax Residency	Full Address[3]

1.

2.

3.

4.

Etc.

As required by the Quick Refund Procedure, attached are, in each case meeting the specifications set forth in the Important Notice, (i) an original Certificate of Tax

[2]

For Applicable Beneficial Owners that are entities provide (i) the Spanish taxpayer I.D. number if the Applicable Beneficial Owner has a Spanish taxpayer I.D. or (ii) if the Applicable Beneficial Owner does not have a Spanish taxpayer I.D., the taxpayer I.D. number of the Applicable Beneficial Owner in its country of tax residency.

For Applicable Beneficial Owners that are individuals provide (i) the Spanish taxpayer I.D. number if the Applicable Beneficial Owner has a Spanish taxpayer I.D or (ii) if the Applicable Beneficial Owner does not have a Spanish taxpayer I.D., the taxpayer I.D. number of the Applicable Beneficial Owner in its country of tax residency. If an Applicable Beneficial Owner that is an individual has neither a Spanish taxpayer I.D. number nor a taxpayer I.D. number in its country of tax residency, provide such Applicable Beneficial Owner’s passport number.

[3]	For Applicable Beneficial Owners that are entities provide the addresses of their principal place of business.

For Applicable Beneficial Owners that are individuals provide the addresses of their primary residence.

Annex II-A-2

Residency with respect to each Applicable Beneficial Owner that is a tax resident of a country with a Tax Treaty in force with Spain other than Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom, (ii) two original Peticiones de Reducción with respect to each Applicable Beneficial Owner that is a tax resident of a country of Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom and (iii) an original Beneficial Owner Certification Letter executed by each Applicable Beneficial Owner.

Please contact the undersigned at [INSERT SIGNATORY’S TELEPHONE NUMBER] or via email at [INSERT SIGNATORY’S EMAIL ADDRESS] should you have any questions.

The DTC Participant acknowledges and agrees that (a) neither Telvent, nor any of its affiliates or representatives, including BNY Mellon, guarantees that the Applicable Beneficial Owner will receive the tax relief for which it is eligible in accordance with the Tax Treaty in force between such Applicable Beneficial Owner’s country of tax residency and Spain, whether through the Quick Refund Procedure, the Standard Refund Procedure or otherwise and (b) none of Telvent, its affiliates or its representatives, including BNY Mellon, will be liable for any damage, loss or liability arising from or related to the failure to obtain the tax relief for which any Applicable Beneficial Owner is eligible, whether through the Quick Refund Procedure, the Standard Refund Procedure or otherwise.

In consideration of the assistance of Telvent and BNY Mellon provided via the Quick Refund Procedure, the DTC Participant expressly agrees that neither Telvent nor BNY Mellon, nor any of their agents or affiliates shall have any liability for, and that the DTC Participant shall indemnify, defend and hold each of Telvent, BNY Mellon and their respective agents and affiliates harmless from and against, any and all losses, liabilities, damages or costs (including, without limitation, tax payments, interest charges, penalties or other costs assessed by relevant tax and administrative authorities, and the reasonable fees and disbursements of counsel) arising out of, resulting from or relating to any deficiency or inaccuracy in the information provided in or in connection with this letter.

Sincerely,

[INSERT NAME OF DTC PARTICIPANT]

By:
Name: [INSERT NAME OF SIGNING DULY AUTHORIZED OFFICER]
Title: [INSERT TITLE OF SIGNING DULY AUTHORIZED OFFICER]

Annex II-A-3

Annex II-B(i)

Form of Beneficial Owner Certification Letter (Individual)

[INSERT DATE]

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Telvent GIT, S.A.

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Ladies and Gentlemen:

I, [INSERT NAME AND SURNAME], with [taxpayer I.D. number [INSERT TAXPAYER I.D. NUMBER]]1 [passport number [INSERT PASSPORT NUMBER]] 2 (“I”), hereby certify, under penalties of perjury, that I have not held through a permanent establishment or a fixed base in Spain, as defined by the convention for the avoidance of double taxation in force between my country of tax residency and Spain (the “Applicable Tax Treaty”), any of the [INSERT # OF REDEEMED SHARES] ordinary shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. (the “Shares”), which I beneficially owned on December 15, 2011 as of immediately prior to the redemption of such Shares for which I am applying, via the procedure (the “Quick Refund Procedure”) established by Telvent GIT, S.A. (the “Company”), to reclaim tax relief from the Company with respect to the application of the Spanish Non-Resident Income Tax (the “Spanish NRIT”) to the portion of the redemption consideration for such Shares that corresponds to the distribution of the Company’s other distributable reserves in accordance with the Applicable Tax Treaty.

[1]

To be used if the individual beneficial owner has (i) a Spanish taxpayer I.D. number or (ii) a taxpayer I.D. number in the his/her country of tax residency. If the individual beneficial owner has a Spanish taxpayer I.D. number, insert such Spanish taxpayer I.D. number. If the individual beneficial owner does not have a Spanish taxpayer I.D. number, insert the individual beneficial owner’s taxpayer I.D. number in the his/her country of tax residency.

[2]	To be used if the individual beneficial owner has neither (i) a Spanish taxpayer I.D. number or (ii) a taxpayer I.D. number in the his/her country of tax residency.

Annex II-B(i)-1

By submitting this certification letter to the Company, I acknowledge and agree that (a) neither the Company, nor any of its affiliates or representatives, including BNY Mellon, guarantees that I will receive the tax relief for which I am eligible in accordance with the Applicable Tax Treaty, whether through the Quick Refund Procedure or otherwise and (b) none of the Company, its affiliates or its representatives, including BNY Mellon, will be liable for any damage, loss or liability arising from or related to the failure to obtain the tax relief for which I am eligible, whether through the Quick Refund Procedure or otherwise.

In consideration of the assistance of the Company and BNY Mellon in processing the claim for tax relief of which this is a part, I expressly agree that neither the Company, nor BNY Mellon, nor any of their agents or affiliates shall have any liability for, and I shall indemnify, defend and hold each of the Company, BNY Mellon and their respective agents and affiliates harmless from and against, any and all losses, liabilities, damages or costs (including, without limitation, tax payments, interest charges, penalties or other costs assessed by relevant tax and administrative authorities, and the reasonable fees and disbursements of counsel) as a result of any deficiency or inaccuracy in the information provided in this certification letter.

Sincerely,

[SIGNATURE]

[NAME AND SURNAME]

Annex II-B(i)-2

Annex II-B(ii)

Form of Beneficial Owner Certification Letter (Entity)

[INSERT DATE]

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Telvent GIT, S.A.

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Ladies and Gentlemen:

The undersigned, in [his][her] capacity as a duly authorized officer of [INSERT ENTITY NAME OF BENEFICIAL OWNER], a [INSERT TYPE OF ENTITY AND JURISDICTION OF ORGANIZATION] with taxpayer I.D. number [INSERT TAXPAYER I.D. NUMBER OF BENEFICIAL OWNER]1(the “Beneficial Owner”), and not in [his][her] individual capacity, does hereby certify on behalf of the Beneficial Owner that the Beneficial Owner has not held through a permanent establishment or a fixed base in Spain, as defined by the convention for the avoidance of double taxation in force between the Beneficial Owner’s country of tax residency and Spain (the “Applicable Tax Treaty”), any of the [INSERT # OF REDEEMED SHARES] ordinary shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. (the “Shares”), which the Beneficial Owner beneficially owned on December 15, 2011 as of immediately prior to the redemption of such Shares for which the Beneficial Owner is applying, via the procedure (the “Quick Refund Procedure”) established by Telvent GIT, S.A. (the “Company”), to reclaim tax relief from the Company with respect to the application of the Spanish Non-Resident Income Tax (the “Spanish NRIT”) to the portion of the redemption consideration for such Shares that corresponds to the distribution of the Company’s other distributable reserves in accordance with the Applicable Tax Treaty.

[1]	If the Beneficial Owner has a Spanish taxpayer I.D. number, insert such Spanish taxpayer I.D. number. Otherwise, insert the Beneficial Owner’s taxpayer I.D. number in its country of tax residency.

Annex II-B(ii)-1

By submitting this certification letter to the Company, the Beneficial Owner acknowledges and agrees that (a) neither the Company, nor any of its affiliates or representatives, including BNY Mellon, guarantees that the Beneficial Owner will receive the tax relief for which the Beneficial Owner is eligible in accordance with the Applicable Tax Treaty, whether through the Quick Refund Procedure or otherwise and (b) none of the Company, its affiliates or its representatives, including BNY Mellon, will be liable for any damage, loss or liability arising from or related to the failure to obtain the tax relief for which the Beneficial Owner is eligible, whether through the Quick Refund Procedure or otherwise.

In consideration of the assistance of the Company and BNY Mellon in processing the claim for tax relief of which this is a part, the Beneficial Owner expressly agrees that neither the Company, nor BNY Mellon, nor any of their agents or affiliates shall have any liability for, and the Beneficial Owner shall indemnify, defend and hold each of the Company, BNY Mellon and their respective agents and affiliates harmless from and against, any and all losses, liabilities, damages or costs (including, without limitation, tax payments, interest charges, penalties or other costs assessed by relevant tax and administrative authorities, and the reasonable fees and disbursements of counsel) as a result of any deficiency or inaccuracy in the information provided in this certification letter.

Sincerely,

[INSERT NAME OF BENEFICIAL OWNER]

By:
Name: [INSERT NAME OF SIGNING DULY AUTHORIZED OFFICER]
Title: [INSERT TITLE OF SIGNING DULY AUTHORIZED OFFICER]

Annex II-B(ii)-2

Exhibit III

Quick Refund Procedure for Direct Beneficial Owners

A. Conditions for Eligibility for Spanish NRIT Tax Relief Via The Quick Refund Procedure.

To be eligible to reclaim from the Company tax relief via the Quick Refund Procedure with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption:

•

A Direct Beneficial Owner must (i) have beneficially owned Redeemed Shares as of immediately prior to the Effective Time, (ii) not have held such Redeemed Shares through a permanent establishment or a fixed base in Spain and (iii) be eligible for a withholding tax rate lower than 19% Spanish NRIT Withholding Tax Rate based on a Tax Treaty in force between its respective country of tax residency and Spain;

•

The Paying Agent must receive, in the form and manner, and meeting the requirements, set forth below, no later than the end of January 10, 2012, (i) either a Certificate of Tax Residency (as defined below) or the Peticiones de Reducción (as defined below), as applicable, with respect to such Direct Beneficial Owner and (ii) a Beneficial Owner Certification Letter (as defined below) with respect to such Direct Beneficial Owner.

B. Required Documentation.

On or prior to January 10, 2012, a Direct Beneficial Owner seeking tax relief via the Quick Refund Procedure must deliver to the Paying Agent the following documentation:

1. Certificate of Tax Residency.

For a Direct Beneficial Owner that is a tax resident of a country with a Tax Treaty in force with Spain other than Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom, an original certificate of tax residency of such Direct Beneficial Owner duly issued by the competent tax authorities (e.g., for a tax resident of the United States, a Form 6166 issued by the Internal Revenue Service) of the country of tax residency of such Direct Beneficial Owner (a “Certificate of Tax Residency”). The Certificate of Tax Residency must be valid as of the Effective Date and must expressly mention the applicable Tax Treaty in force with Spain (e.g., the “United States—Spain Income Tax Convention”). The Certificate of Tax Residency must be dated no earlier than one calendar year before the Effective Date and no later than the Effective Date. The Certificate of Tax Residency must be written in either English or Spanish.

Exhibit III-1

Direct Beneficial Owners that are not yet in possession of a Certificate of Tax Residency issued by their country of tax residency meeting the specifications set forth above are advised to contact their own tax advisors to determine how to apply and obtain a Certificate of Tax Residency meeting the specifications set forth herein. There is no guarantee that a Direct Beneficial Owner that is not yet in possession of a Certificate of Tax Residency meeting the specifications set forth above can obtain such a Certificate of Tax Residency or that the applicable competent tax authority will issue such a Certificate of Tax Residency with sufficient time to allow such Direct Beneficial Owner to meet the January 10, 2012 deadline for the Quick Refund Procedure. It is up to each former beneficial owner of Redeemed Shares to determine if obtaining such documentation to pursue a Reclaimable Amount from the Company is beneficial based, amongst other things, on the costs to obtain such documentation and the size of the Reclaimable Amount that such beneficial owner expects to obtain. As set forth above, the applicable Certificate of Tax Residency for a Direct Beneficial Owner that is a resident of the United States for tax purposes is a Form 6166. In order to obtain a Form 6166, such beneficial owner must file a Form 8802 with the IRS along with a user fee of USD 35.00 for up to 20 original Forms 6166.

2. Peticiones de Reducción.

For a Direct Beneficial Owner that is a tax resident of Austria, Germany, the Netherlands, Sweden, Switzerland or the United Kingdom, two (2) original “Claim for Relief” forms (each a “Petición de Reducción”) as approved by the Tax Treaty in force between the country of tax residency of such Direct Beneficial Owner and Spain, duly filed in and certified by the competent tax authority of the country of tax residency of such Direct Beneficial Owner. Each Petición de Reducción must expressly mention the applicable Tax Treaty in force with Spain. Each Petición de Reducción must be dated no earlier than one calendar year before the Effective Date and no later than the Effective Date. Each Petición de Reducción must be in its Spanish version.

Direct Beneficial Owners that are not yet in possession of Peticiones de Reducción issued by their country of tax residency meeting the specifications set forth herein are advised to contact their own tax advisors to determine how to apply and obtain Peticiones de Reducción meeting the specifications set forth herein. There is no guarantee that a Direct Beneficial Owner that is not yet in possession of Peticiones de Reducción meeting the specifications set forth above can obtain such Peticiones de Reducción or that the applicable competent tax authority will file and certify such Peticiones de Reducción in sufficient time to allow such Direct Beneficial Owner to meet the January 10, 2012 deadline for the Quick Refund Procedure. It is up to each former beneficial owner of Redeemed Shares to determine if obtaining such documentation to pursue a Reclaimable Amount from the Company is beneficial based, amongst other things, on the costs to obtain such documentation and the size of the Reclaimable Amount that such beneficial owner expects to obtain.

Exhibit III-2

3. Beneficial Owner Certification Letter.

An original letter in the form attached to this Exhibit III as Annex III-A (a “Beneficial Owner Certification Letter”) duly executed by such Direct Beneficial Owner certifying, amongst other things, that the Redeemed Shares that were beneficially owned by such Direct Beneficial Owner as of immediately prior to the Effective Time were not held through a permanent establishment or a fixed base in Spain.

C. Deadline and Delivery of Required Documentation.

The deadline for the Quick Refund Procedure is January 10, 2012.

For a Direct Beneficial Owner to be eligible for tax relief via the Quick Refund Procedure the Paying Agent must receive on or prior to January 10, 2012 both:

•

by fax or email, a copy or scan of (i) either a Certificate of Tax Residency or the Peticiones de Reducción, as applicable, with respect to such Direct Beneficial Owner and (ii) a Beneficial Owner Certification Letter with respect to such Direct Beneficial Owner, in each case, in the form and meeting the requirements set forth above; and

•	by mail, hand delivery or courier, the requisite number of originals of all of such documentation and information.

Delivery of such documentation will be deemed to be made only when actually received by the Paying Agent. None of the Company, its affiliates and its representatives, including the Paying Agent, shall bear any liability with respect to the method of delivery of the originals of the documentation required in connection with the Quick Refund Procedure. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The originals of the documentation required by the Quick Refund Procedure should be delivered by mail, hand delivery or courier to:

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Copies of the documentation required by the Quick Refund Procedure should be transmitted by fax or email to:

By Facsimile Transmission:	By Email Transmission:

Fax: 1-800-985-3536 Attn: Telvent Confirm by Phone: 1-800-915-3536 (Toll-Free) or 1-212-747-9100	Email telvent@globetax.com Subject Telvent Confirm by Phone: 1-800-915-3536 (Toll-Free) or 1-212-747-9100

Exhibit III-3

D. Determination of Eligibility for Spanish NRIT Tax Relief Via The Quick Refund Procedure and the Applicable Reclaimable Amount

The Paying Agent and the Company shall review the documentation duly and timely delivered to the Paying Agent on or prior to January 10, 2012 in accordance with the Quick Refund Procedure to determine (i) which Direct Beneficial Owners are eligible for tax relief from the Company via the Quick Refund Procedure with respect to the application of the Spanish NRIT to the distribution of the Other Distributable Reserves pursuant to the Minority Shareholder Share Redemption and (ii) the applicable Reclaimable Amount for which each such Direct Beneficial Owner so qualifies.

All questions as to the form and validity of the documentation and information provided to the Paying Agent pursuant to the Quick Refund Procedure, the eligibility of a Direct Beneficial Owner to reclaim tax relief from the Company via the Quick Refund Procedure (including as to the satisfaction with respect to such Direct Beneficial Owner of the conditions for eligibility, e.g., the time of receipt of the required documentation) and the Reclaimable Amount for which a Direct Beneficial Owner qualifies via the Quick Refund Procedure shall be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Quick Refund Procedure shall not be deemed properly complied with until all defects and irregularities in the documentation and information provided pursuant to the Quick Refund Procedure have been cured or waived. Unless waived, any defects or irregularities in the documentation and information provided pursuant to the Quick Refund Procedure must be cured within such time as the Company shall determine. None of the Company, its affiliates or representatives, including the Paying Agent, or any other person or entity is or will be obligated to give notice of any defects or irregularities in the documentation and information provided pursuant to the Quick Refund Procedure.

E. Payment of Reclaimable Amount.

As soon as practicable following January 10, 2012 but no earlier than January 19, 2012, the Company shall cause the Paying Agent to pay to each Direct Beneficial Owner determined by the Company to qualify for tax relief via the Quick Refund Procedure the Reclaimable Amount with respect to the Redeemed Shares held of record by such Direct Beneficial Owner as of immediately prior to the Effective Time.

Exhibit III-4

Annex III-A

Form of Beneficial Owner Certification Letter

[INSERT DATE]

BNY Mellon

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Attn: Telvent

Telvent GIT, S.A.

c/o GlobeTax

90 Broad Street 16th Fl.

New York, NY 10004

Ladies and Gentlemen:

I, [INSERT NAME AND SURNAME], with [taxpayer I.D. number [INSERT TAXPAYER I.D. NUMBER]]8 [passport number [INSERT PASSPORT NUMBER]] 9 (“I”), hereby certify, under penalties of perjury, that I have not held through a permanent establishment or a fixed base in Spain, as defined by the convention for the avoidance of double taxation in force between my country of tax residency and Spain (the “Applicable Tax Treaty”), any of the [INSERT # OF REDEEMED SHARES] ordinary shares, € 3.00505 nominal value per share, of Telvent GIT, S.A. (the “Shares”), which I beneficially owned on December 15, 2011 as of immediately prior to the redemption of such Shares for which I am applying, via the procedure (the “Quick Refund Procedure”) established by Telvent GIT, S.A. (the “Company”), to reclaim tax relief from the Company with respect to the application of the Spanish Non-Resident Income Tax (the “Spanish NRIT”) to the portion of the redemption consideration for such Shares that corresponds to the distribution of the Company’s other distributable reserves in accordance with the Applicable Tax Treaty.

[8]

To be used if the individual beneficial owner has (i) a Spanish taxpayer I.D. number or (ii) a taxpayer I.D. number in the his/her country of tax residency. If the individual beneficial owner has a Spanish taxpayer I.D. number, insert such Spanish taxpayer I.D. number. If the individual beneficial owner does not have a Spanish taxpayer I.D. number, insert the individual beneficial owner’s taxpayer I.D. number in the his/her country of tax residency.

[9]	To be used if the individual beneficial owner has neither (i) a Spanish taxpayer I.D. number or (ii) a taxpayer I.D. number in the his/her country of tax residency.

Annex III-A-1

By submitting this certification letter to the Company, I acknowledge and agree that (a) neither the Company, nor any of its affiliates or representatives, including BNY Mellon, guarantees that I will receive the tax relief for which I am eligible in accordance with the Applicable Tax Treaty, whether through the Quick Refund Procedure or otherwise and (b) none of the Company, its affiliates or its representatives, including BNY Mellon, will be liable for any damage, loss or liability arising from or related to the failure to obtain the tax relief for which I am eligible, whether through the Quick Refund Procedure or otherwise.

In consideration of the assistance of the Company and BNY Mellon in processing the claim for tax relief of which this is a part, I expressly agree that neither the Company, nor BNY Mellon, nor any of their agents or affiliates shall have any liability for, and I shall indemnify, defend and hold each of the Company, BNY Mellon and their respective agents and affiliates harmless from and against, any and all losses, liabilities, damages or costs (including, without limitation, tax payments, interest charges, penalties or other costs assessed by relevant tax and administrative authorities, and the reasonable fees and disbursements of counsel) as a result of any deficiency or inaccuracy in the information provided in this certification letter.

Sincerely,

[SIGNATURE]

[NAME AND SURNAME]

Annex III-A-2